UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

BROWNIE’S MARINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-99393 (Commission File Number)	90-0226181 (I.R.S. Employer Identification No.)

3001 NW 25 Avenue, Suite 1 Pompano Beach, Florida (Address of principal executive offices)	33069 (Zip Code)

Registrant’s telephone number, including area code: (954) 462-5570

(Former name or former address, if changed since last report.)
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2022, Brownie’s Marine Group, Inc., a Florida corporation (the “Company”), executed and consummated the transactions contemplated by an asset purchase agreement (the “Asset Purchase Agreement”) entered into by and among Gold Coast Scuba, LLC, a Florida limited liability company (“Gold Coast Scuba”), Steven M. Gagas and William Frenier, the sole members of Gold Coast Scuba (together, the “LLC Members”), and Live Blue, Inc., a Florida corporation and wholly-owned subsidiary of the Company (the “Acquisition Sub”). Pursuant to the terms of the Asset Purchase Agreement, the Acquisition Sub acquired substantially all of Gold Coast Scuba’s assets and assumed certain non-material liabilities of the business associated with these assets. Gold Coast Scuba is in the business of providing recreational scuba diving equipment rental, training and education programs, as well as dive travel, guided snorkeling tours, and dive club activities.

In consideration for the assets purchased, the Company paid $150,000 to the LLC Members. The purchase price was paid by (a) issuance to the LLC Members of an aggregate of 3,084,831 shares of the Company’s common stock (the “Consideration Shares”), par value $0.0001 per share, calculated at a price of $0.0389 per share; and (b) a cash payment of $30,000.

The Consideration Shares are subject to a leak-out restriction which provides that (i) up to 25% may be sold after November 2, 2022; (ii) an additional 25% may be sold after February 2, 2023; and (iii) the balance may be sold after the one-year anniversary of the closing, or May 2, 2023. The Company may waive these restrictions if the Company is trading on either the NYSE American or NASDAQ and has a rolling thirty-day average trading volume of $50,000 in trading volume per day. If the Company waives the leak-out restriction, only Consideration Shares in aggregation of up to 5% of the previous days total volume may be sold in one day, and the Consideration Shares can only be sold through executing trades “on the offer.”

In connection with the acquisition, the LLC Members entered into five-year confidentiality, non-competition and non-solicitation agreements with the Company and the Acquisition Sub (the “Non-Competition Agreements”), which contain standard provisions, including that the LLC Members not engage in any business that supplies the same product or services as Gold Coast Scuba within certain areas of the United States or that competes with Gold Coast Scuba’s business in any market in which they operate as of the Closing.

The foregoing descriptions of the Asset Purchase Agreement and the Non-Competition Agreements are not complete and are qualified in their entirety by reference to the full text of such documents. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.67 and is incorporated herein by reference.

Section 3	Securities and Trading Markets
Item 3.02	Unregistered Sale of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuances of the Consideration Shares were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering. At the time of their issuance, the Conversion Shares were deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

Section 7	Regulation FD
Item 7.01	Regulation FD Disclosure.

On May 3, 2022, the Company issued a press release announcing the acquisition of the business of Gold Coast Scuba. The text of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information included in this Item 7.01 and in the press release attached as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.67	Asset Purchase Agreement, dated May 2, 2022, by and among the by and among Brownie’s Marine Group, Inc., Live Blue, Inc., Gold Coast Scuba, LLC, Steven M. Gagas, and William Frenier

99.1	Press release, dated May 3, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: May 2, 2022	By:	/s/ Christopher Constable
	Name:	Christopher Constable
	Title:	Chief Executive Officer